UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

MSG NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34434	27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Pennsylvania Plaza New York, NY (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code: (212) 465-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 15, 2016, MSG Networks Inc. (the “Company”) held its annual meeting of stockholders. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 27, 2016. The final results for the votes regarding each proposal are set forth below.

1.	The Company’s Class A stockholders elected the three directors listed below to the Board of Directors. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Joseph J. Lhota	48,575,359	2,393,512	3,712,322
Joel M. Litvin	49,253,776	1,715,095	3,712,322
John L. Sykes	49,099,649	1,869,222	3,712,322

The Company’s Class B stockholders elected the nine directors listed below to the Board of Directors. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
James L. Dolan	135,885,550	0	0
Charles F. Dolan	135,885,550	0	0
William J. Bell	135,885,550	0	0
Paul J. Dolan	135,885,550	0	0
Quentin F. Dolan	135,885,550	0	0
Thomas C. Dolan	135,885,550	0	0
Wilt Hildenbrand	135,885,550	0	0
Hank J. Ratner	135,885,550	0	0
Brian G. Sweeney	135,885,550	0	0

2.	The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
189,434,000	1,118,761	13,982	0

3.	The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the Company’s 2010 Employee Stock Plan, as amended. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
185,625,701	1,045,732	182,988	3,712,322

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSG NETWORKS INC. (Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	ExecutiveVice President, General Counsel & Secretary

Dated: December 16, 2016

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